UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported) April 2, 2007
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Delaware corporation.
Item 1.01 Entry into a Material Definitive Agreement.
     On April 2, 2007, we entered into an agreement pursuant to which we agreed to issue an aggregate of 7,400,000 shares of our common stock to Antares Trading Fund Mercatech SP, a global micro-cap fund affiliated with Mercatus & Partners Limited. Antares is a unique, newly formed global equity fund specializing in early-stage and mid-stage domestic small-cap companies in the emerging technologies and service industries. With offices in Rome, Italy and the Cayman Islands, Antares is focused on working with companies pursuing capital for growth and expansion.
     Under the terms of the Restricted Equity Purchase Agreement with Mercatus, we agreed to issue the shares to Antares at a discount to the average of the last sale price for our common stock as reported on the OTC Bulletin Board for the ten trading days immediately preceding the closing of the transaction. We agreed to deliver the shares to a custodian financial institution within five days of the execution of the agreement and the purchaser agreed to pay the purchase price within 30 days of the delivery of the shares of common stock to the custodian. If we do not receive the purchase price within 30 days of the delivery of the shares to the custodian, we may, at our discretion, demand recall of the shares, issue a stop transfer order on the sale and delivery of any of the shares, and terminate the agreement.
     The agreement contains customary representations, warranties and agreements, including indemnification provisions. The shares constitute “restricted securities” and are subject to restrictions on resale. We agreed that, if the purchaser is deemed our affiliate at any time after April 2, 2009, we will file a registration statement to register the resale of the shares if requested by Mercatus. In addition, Mercatus agreed not to engage in short sales of our common stock and represented that it has not previously engaged in short sales of our common stock.
     A complete copy of the Restricted Equity Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     In connection with our execution of the Restricted Equity Purchase Agreement described in Item 1.01 above, we issued 7,400,000 shares of our common stock to Antares Trading Fund Mercatech SP. The shares of common stock were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation S promulgated thereunder.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Restricted Equity Purchase Agreement, dated April 2, 2007, between Innuity, Inc., and Mercatus & Partners Limited

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: April 5, 2007	By:	/s/ John R. Wall
John R. Wall
Chief Executive Officer